Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated March 31, 2017, relating to our audits of the consolidated balance sheets of Solis Tek Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

Weinberg & Company, P.A.

Los Angeles, California

December 20, 2017